UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GOLDMAN SACHS PHYSICAL GOLD ETF

(Exact name of registrant as specified in its charter)

New York	61-1848163
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Greenwich Street, 8th Floor

New York, New York 10286

(212) 635-6314

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Goldman Sachs Physical Gold ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-251769

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Shares of the Registrant to be registered hereunder is set forth in the Registrant’s Registration Statement on Form S-3, as filed with the U.S. Securities and Exchange Commission (the “Commission”) on December 28, 2020 (Securities Act File Number 333-251769), which description is incorporated herein by reference, including any forms of prospectuses filed by the Registrant, pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2. Exhibits.

1	First Amended and Restated Depository Trust Agreement (incorporated by reference from Exhibit 4.1 to the Form 8-K filed on December 14, 2020)

2.	Form of Authorized Participant Agreement (incorporated by reference from Exhibit 4.2 to the Form S-1 filed on April 20, 2018)

3.	Form Amendment to the Form Authorized Participant Agreement (incorporated by reference from Exhibit 4.2 to the Form 8-K filed on December 14, 2020)

4.	Form of Certificate of Shares of the Trust (included as Exhibit A to the First Amended and Restated Depository Trust Agreement)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned*, thereto duly authorized.

Date: January 31, 2022

Goldman Sachs Asset Management, L.P.

Sponsor of Goldman Sachs Physical Gold ETF

By:	/s/ Michael Crinieri
Name:	Michael Crinieri
Title:	Global Head of Exchange Traded Funds

By:	/s/ Joseph DiMaria
Name:	Joseph DiMaria
Title:	Managing Director

*	The Registrant is a trust and the persons are signing in their capacities as Managing Directors of Goldman Sachs Asset Management, L.P., the Sponsor of the Registrant.

[Signature Page to Form 8-A]